                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63057), (No. 333-31387), (No. 33-63612), (No.
33-83434), (No. 33-83436) and (No. 33-98068) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-33671) of Technology Solutions Company of our report dated January 27, 2001 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

March 22, 2000
Chicago, Illinois





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